                                                                                                  Exhibit 3.4

                                          CERTIFICATE OF AMENDMENT
                                                   TO THE
                                    RESTATED CERTIFICATE OF INCORPORATION
                                                     OF
                                               MEDIMMUNE, INC.

                              Under Section 242 of the General Corporation Law
                                          Of the State of Delaware

MedImmune,  Inc., a corporation  organized  and existing  under the laws of the State of Delaware does hereby certify as follows:

1.       The name of the corporation is MedImmune, Inc.

2.       The  Corporation  was  originally  incorporated  under the name  Molecular  Vaccines,  Inc., and the original  Certificate of  Incorporation  of the Corporation was filed with the Secretary of State of the State of Delaware on June 29, 1987. The Corporation  previously  filed Restated  Certificates of
         Incorporation  on May 24, 1988,  on December 12,  1990,  on April 19, 1991 and on May 14, 1991,  and
         Certificates of Amendment to the Restated  Certificate of Incorporation on October 2, 1989,  January
         12, 1990, August 31, 1990, September 17, 1990 and October 2, 1990.

3.       This amendment of the Restated  Certificate of Incorporation has been duly adopted and authorized in accordance  with the  provisions  of  Section  242 of the  General  Corporation  Law of the State of
         Delaware,  the Board of Directors of the Corporation having adopted  resolutions  setting forth such amendment  declaring  its  advisability  and  directing  that it be considered by the holders of the
         Common Stock of the Corporation,  and the holders of a majority of the shares of the Common Stock of the  Corporation  outstanding  as of July 8,  1996  having  voted  affirmatively  in  favor  of such amendment.

4.       The lead paragraph of ARTICLE  FOURTH of the Restated  Certificate  of  Incorporation  of MedImmune,
         Inc., be and it hereby is amended in its entirety to read as follows:

                  "FOURTH:  The total  number of shares of all classes of stock which the  Corporation  shall have authority to issue is 65,524,525,  consisting of 5,524,525  shares of Preferred Stock, par value $.01 per share (the "Preferred  Stock"),  and 60,000,000  shares of Common Stock, par value $.01 per share (the "Common  Stock").  The  Preferred  Stock shall consist of one or more series of Preferred  Stock,  including  the Series A  Convertible  Preferred  Stock which shall have the powers, terms, conditions,  designations,  preferences and privileges,
                  relative,   participating,   optional  and  other  special  rights,   and   qualifications,
                  limitations and restrictions, if any set forth as provided for herein."

5.       ARTICLE  FOURTH,  PART C., Section C.1 of the Restated  Certificate of  Incorporation  of MedImmune,
         Inc. be and it hereby is amended in its entirety to read as follows:

                  "C.1.    Designation  and Amount.  The  designation of this class of capital stock shall be
                  "Common  Stock,"  par value  $.01 per share  (the  "Common  Stock").  The number of shares,
                  powers,   terms,   conditions,   designations,   preference   and   privileges,   relative,
                  participating,  optional and other special  rights,  and  qualifications,  limitations  and restrictions,  shall be as set forth in this Part C. The  number  of  authorized  shares of
                  Common Stock is 60,000,000."

IN WITNESS WHEREOF,  MedImmune,  Inc. has caused this Certificate of Amendment to the Restated Certificate of
Incorporation to be executed on its behalf on August 5, 1996.

                                                     MEDIMMUNE, INC.

                                                     By:  /s/ Wayne T. Hockmeyer
                                                     Wayne T. Hockmeyer
                                                     Chairman, Chief Executive Officer

Attest:

/s/  Carol A. Iorio
Carol A. Iorio
Secretary